                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                       GENERAL NUTRITION COMPANIES, INC.

              PURSUANT TO THE OFFER TO PURCHASE DATED JULY 9, 1999

                                       OF

                            NUMICO INVESTMENT CORP.

                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

                            KONINKLIJKE NUMICO N.V.
                                 (ROYAL NUMICO)

    As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent may be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $0.01 per share (the "Shares"), of General Nutrition Companies, Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand or overnight courier to the Depositary or transmitted by telegram, telex, facsimile or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                       IBJ WHITEHALL BANK & TRUST COMPANY

             BY MAIL:                   FACSIMILE TRANSMISSION:     BY HAND OR OVERNIGHT COURIER:
     Reorganization Operations        (FOR ELIGIBLE INSTITUTIONS    Securities Processing Window
            Department                           ONLY)                  Subcellar One, (SC-1)
            P.O. Box 84                     (212) 858-2611                One State Street
       Bowling Green Station          FOR CONFIRMATION TELEPHONE:     New York, New York 10004
   New York, New York 10274-0084            (212) 858-2103

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Numico Investment Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Koninklijke Numico N.V., a company incorporated under the laws of The Netherlands, on the terms and subject to the conditions set forth in the Offer to Purchase dated July 9, 1999 (as amended or supplemented from time to time, the "Offer to Purchase") and the Letter of Transmittal (the "Letter of Transmittal" which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of General Nutrition Companies, Inc., a Delaware corporation, set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    Number of Shares:

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    Certificate Nos. (if available):

    ----------------------------------------------------------------------------

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    CHECK BOX IF SHARES WILL BE TENDERED BY BOOK-ENTRY TRANSFER / /

    Account Number:

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    Name(s) of Record Holder(s):

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

                                    Please Print

    Address(es):

    ----------------------------------------------------------------------------

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                                                  Zip Code

    Daytime Area Code and Tel. No.:

    ----------------------------------------------------------------------------

    Signature(s):

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    Dated: _____________________________________, 1999

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
                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees (a) that the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within THREE Nasdaq National Market trading days after the date hereof.

    The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
--------------------------------------------   --------------------------------------------
                                               Authorized Signature
Address:                                       Name:
--------------------------------------------   --------------------------------------------
--------------------------------------------   Please Print
                            Zip Code           Title:
                                               --------------------------------------------

Area Code and Tel No.:                         Dated: , 1999
--------------------------------------------

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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